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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Equinix, Inc. our report dated May 31, 2000 relating to the financial statements of Equinix, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California

June 12, 2000